UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 18, 2008

Cooper Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-04329	344297750
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

701 Lima Avenue, Findlay, Ohio		45840
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-423-1321

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 18, 2008, Cooper Tire & Rubber Company, a Delaware corporation (the "Company") announced that an agreement had been reached on June 18, 2008 for the Company to invest in a tire manufacturing facility in Guadalajara, Mexico. The facility will be jointly owned by the Company, IBSA (a Mexican holding corporation) and Cooperativa TRADOC S.R.L. (employee owners of the Occidente facility). The Company’s ownership in this facility is 38 percent at an investment of $31 million.

Corporación de Occidente is the second-largest tire plant in Mexico, is located on 17.3 acres, and currently produces 2.4 million passenger radial tires per year. Currently there are approximately 700 employees involved in manufacturing at the facility.

A copy of the press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press release, dated June 18, 2008

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper Tire & Rubber Company

June 20, 2008	By:	/s/Jack Jay McCracken

Name: Jack Jay McCracken
Title: Assistant Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated June 18, 2008